Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delta Air Lines, Inc. Performance Compensation Plan of our reports dated February 11, 2025, with respect to the consolidated financial statements of Delta Air Lines, Inc. and the effectiveness of internal control over financial reporting of Delta Air Lines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 10, 2025